UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PEOPLE’S UTAH BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLE’S UTAH BANCORP

September 16, 2015

TO THE SHAREHOLDERS OF PEOPLE’S UTAH BANCORP:

The annual meeting of the shareholders (the “Annual Meeting”) of People’s Utah Bancorp (the “Company” or “PUB”) will be held on September 16, 2015, at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah. The Annual Meeting will convene at 8:00 a.m. Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect five members to the Board of Directors to serve until the third annual meeting following his or her election or until his or her successors are duly elected and qualified;

2.	to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the next year; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common shares as of the close of business on July 29, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote.

The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report for the fiscal year ended December 31, 2014, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held September 16, 2015:

The proxy statement, notice of annual meeting, and annual report to shareholders are available at www.proxydocs.com/PUB or from our Investor Relations website at http://www.peoplesutah.com/.

PEOPLE’S UTAH BANCORP
BY ORDER OF THE BOARD OF DIRECTORS

American Fork, Utah, August 13, 2015	Randall D Benson, Secretary

PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

PROXY STATEMENT

PEOPLE’S UTAH BANCORP

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 16, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of People’s Utah Bancorp, a Utah corporation (the “Company” or “PUB”), for use at the annual meeting of the shareholders (the “Annual Meeting”) to be held September 16, 2015 at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah at 8:00 a.m., Mountain Time. Directions to the annual meeting can be obtained by calling PUB at (801) 642-3998.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S SHAREHOLDERS ON OR ABOUT AUGUST 14, 2015.

At the Annual Meeting, the shareholders of the Company will be asked to vote on two proposals. Proposal 1 is the annual election of five directors to serve on the Company’s Board of Directors. Proposal 2 is the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the next year.

A proxy for use at the Annual Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1 and FOR the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the next year.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

July 29, 2015 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,465,299 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter submitted to a vote of the shareholders at the Annual Meeting.

A majority of the holders of the common shares outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

For Proposal 2, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on September 15, 2015.

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on September 15, 2015.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve until the third annual meeting following his or her election or until his or her successors are duly elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the five nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below.

Name	Age	Director Since	Position with PUB
Paul R. Gunther	74	1998	Director (Class II), Chairman of the Board
Melvin L. Kirkham	80	2003	Director (Class II)
R. Brent Anderson	68	2007	Director (Class II)
Douglas H. Swenson	65	2013	Director (Class II)
William D. Marsh	52	2015	Director (Class II)

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Paul R. Gunther has served as a director of PUB since 1998 and as Chairman of the Board since 2003. He has also served as a director of BAF since 1984. From 1968 to 1984, he served in various positions including as Chief Financial Officer for Lillian Vernon and Berkey Photo, as Vice President, Finance for Bond Industries and as a director for Strategic Planning for Target Stores. From 1989 to 2014 he served as Plan Administrator to various businesses in bankruptcy, principally in the retailing industry. He holds a Master’s of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in Humanities from Brigham Young University. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings extensive experience and expertise in serving as chairman of the board and director, executive-level leadership in finance and strategic business decision making to the Board.

Melvin L. Kirkham has served as a director of PUB and BAF since 2003. He is currently serving as the Chairman of the Compensation Committee. He was a Vice President, Credit Manager for Zions Bank and Senior Vice President, Loan Administrator and Commercial Loan Center Manager for Valley Bank & Trust Company in Salt Lake City. He held the positions of Commercial Loan Administrator, Vice President and Branch Administrator and Branch Manager, serving on the Asset and Liability Committee, Credit Policy Committee and Senior Loan Committee for Valley Bank & Trust Company. He attended Brigham Young University, Provo, Utah and is a graduate of Pacific Coast Banking School. He served as a Lehi City Councilman for four years. He has had over 50 years of experience in banking. Mr. Kirkham brings extensive tenure and experience in the banking industry including valuable knowledge of commercial lending and local real estate knowledge to the Board.

R. Brent Anderson has served as a director of PUB and BAF since 2007. He is currently serving as a member of the Compensation Committee, the Enterprise Risk Management Committee and as the Chairman of the Audit and Compliance Committee. As a Certified Public Accountant, he served as an audit partner of Grant Thornton LLP in its Utah offices until 2004, providing assurance and consulting services for various publicly-held companies and community banking institutions. He has served as a consultant to financial institutions, including the Federal National Mortgage Association. He also previously served as a director and Chairman of the Audit Committee of Far West Bank. He has served both locally and nationally on AICPA and Grant Thornton LLP professional committees related to professional standards for financial institutions. He holds a Bachelor’s degree in Accounting from Weber State University and is a member of the American Institute of Certified Public Accountants (AICPA). Mr. Anderson brings extensive experience and expertise as a former audit partner in a public accounting firm serving a number of financial institutions, as a director of another financial institution and executive-level experience to the Board.

Douglas H. Swenson has served as a director of PUB and BAF since 2013. He has served as a director of LSB since 2004, and Chairman of LSB since 2010. He is currently serving on the Compensation Committee and the Audit and Compliance Committee. He is on the Board of Directors and is the Executive Vice President and Chief Financial Officer of Jack’s Tires and Oil, Inc. where he has served since 1998. He is a Certified Public Accountant with 40 years’ experience including with Deloitte & Touche LLP and is a member of the AICPA. He is a graduate of Brigham Young University with a Bachelor of Science degree in Accounting. Mr. Swenson brings experience and expertise as a former audit partner in a public accounting firm, as a financial executive in the trucking services industry and as chairman of a bank board to the Board.

William D. Marsh has served as a director of People’s Utah Bancorp since April 2015 and is a member of the Enterprise Risk Management Committee. He currently serves as Vice President and General Counsel of Baker Hughes Incorporated since February 2013. He was Vice President-Legal for Western Hemisphere from May 2009 to February 2013, and various executive, legal and corporate roles within Baker Hughes Incorporated from 1998 to 2009. He earned a Juris Doctorate degree and a Bachelor of Science degree in accounting from Brigham Young University. Mr. Marsh brings experience and expertise to the Board based on a legal career of over 20 years, advising clients and his current employer in corporate matters, public company filings, enterprise risk management, mergers and acquisitions and leading the Enterprise Risk Management group. Mr. Marsh was recommended as a candidate for the Board of Directors by the Nominating and Governance Committee based on these qualifications.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

Other Directors and Executive Officers

The following table and descriptions below set forth certain information regarding our other directors and executive officers.

	Age	Director Since	Position with PUB
Dale O. Gunther	76	1998	Director (Class III), Vice Chairman of the Board
Richard T. Beard	63	2004	Director (Class III), President/Chief Executive Officer
Wolfgang T. N. Muelleck	65	2004	Director (Class III), Executive Vice President/Chief Financial Officer
David G. Anderson	60	1998	Director (Class I), Senior Vice President/Chief Credit Officer
Blaine C. Gunther	68	1998	Director (Class I)
Fred W. Fairclough, Jr.	66	2000	Director (Class I)
Anthony J. Hall	66	2013	Director (Class III), Executive Vice President
Deborah S. Bayle	63	2014	Director (Class I)
Rick W. Anderson	61	—	Senior Vice President/Chief Operations Officer
Dale M. Buxton	55	—	Senior Vice President
Lane E. Wilson	62	—	Senior Vice President/Chief Sales Officer

Dale O. Gunther has served as director of PUB since 1998 and as Vice Chairman since 2006. He currently serves as a member of the Compensation Committee, and as Chairman of the Nominating and Governance Committee. He serves as a member of the board of Gunthers Inc. which is a holding company for Gunther’s Comfort Air and Alpine Financial LLC. He currently serves as a manager of Alpine Financial LLC. He was appointed as a director of BAF in 1971 and served as President and CEO of BAF from 1988 to 2004 and as President and CEO of PUB from 1998 to 2005. He served as Executive Vice President of BAF from 1980 to 1988. He has served as Chairman and as a member of the Board of Directors of the Utah Bankers Association and as a member of the American Bankers Association Community Bankers Council. He was selected as the Utah Bankers Association “Distinguished Banker” in 2006. He served as a member of the American Fork City Council from 2006 to 2012. He holds a Bachelor of Science degree in Finance and Banking from Brigham Young University and is a graduate of Pacific Coast Banking School. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings leadership skills, his long career in the banking industry in various executive positions in BAF and PUB and brings valuable knowledge of local real estate trends to the Board.

Richard T. Beard has served as director of both PUB and BAF since 2004, as Chief Executive Officer and President of BAF since January 2005 and as Chief Executive Officer and President of PUB since January 2006. He has served as a director of LSB since November 2013. He practiced law from 1978 to 2004. He has been a member and chairman of the Board of Directors of Western Independent Bankers, based in San Francisco, California and is currently the Past Chairman for the year 2015-16. He has served and currently serves as a member of the Board of Directors of the Utah Bankers Association. He serves as a director on the Board of the Utah Community Reinvestment Corporation, funding low income housing in Utah and the Board of the Utah Department of Financial Institutions, appointed by the Governor of Utah. He holds a Juris Doctor degree from the University of Utah College of Law and a Bachelor of Science degree in Political Science from the University of Utah. He is also a graduate of the Pacific Coast Banking School. Mr. Beard brings extensive expertise and experience to the Board from his long career in the legal profession advising clients in various industries, including PUB and BAF, on mergers and acquisitions, securities matters and his 11 year executive-level tenure as President & CEO of PUB advising the Board on strategic matters.

Wolfgang T. N. Muelleck has served as a director of both PUB and BAF since 2004. He joined PUB and BAF in 2007 as Executive Vice President and Chief Financial Officer. He has served as a director of LSB since November 2013. He currently serves as Chairman of the Enterprise Risk Management Committee. From 1990 to 1997, he was the Chief Financial and Operations Officer of Vallicorp Holdings, Inc., a $1.4 billion bank holding company based in Fresno, California. As a Certified Public Accountant and Certified Management Accountant, he worked for Ernst & Young from 1975 to 1990 in a number of positions, including partner, serving publicly-held clients in various industries, including financial institutions. He serves on the advisory committee to the Federal Home Loan Bank of Seattle. He holds a Master’s degree in Business Administration from the University of Utah and a Bachelor of Science degree in Accounting from Brigham Young University and is a member of the American Institute of Certified Public Accountants (AICPA). Mr. Muelleck brings experience and expertise to the Board from his 18 year career as a director and financial executive in the banking industry, negotiating and managing merger and acquisitions, and his 15 year career in public accounting auditing and advising clients in public company matters.

David G. Anderson has served as a director of BAF since 1988 and of PUB since 1998. He has served as BAF’s Senior Vice President, Chief Credit Officer since April 2013 and Chief Credit Officer of PUB since November 2013. He has served as BAF’s Senior Vice President, Loan Administration since 2004. He joined the bank in 1973 and has over 40 years of banking experience, primarily in commercial and residential real estate, construction and consumer lending. He holds a Bachelor of Science degree in Business Management from Brigham Young University and is a graduate of the Pacific Coast Banking School. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Anderson brings a long career in the banking industry as a lending executive including extensive knowledge of local real estate development and markets to the Board.

Blaine C. Gunther has served as a director of BAF since 1990 and of PUB since 1998. He currently serves on the Nominating and Governance Committee. He was employed by Gunther’s Comfort Air from 1979 to 2013, having served in a various positions including President from 1992 to 2013. From 2013 until February 2015, he served in Israel as a volunteer for Brigham Young University’s Jerusalem Center for Near Eastern Studies. He has served in leadership positions as a member of the Board of Directors of several civic organizations. He holds a Master’s in Business Administration degree from Dartmouth College, Amos Tuck School of Business and a Bachelor of Science degree in Sociology from Brigham Young University. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings an extensive experience in executive-level leadership and strategic business development to the Board.

Fred W. Fairclough, Jr. has served as a director of PUB and BAF since 2000. He is a consultant to Bonneville Mortgage Company, a Salt Lake City, Utah-based commercial mortgage banking firm he co-founded in 1976 and where he served as President from 1982 to 1998. He currently serves as Chairman of the Board of Trustees of Primary Children’s Hospital Foundation, and as Director-Emeritus of Health Sciences Advocates at the University of Utah Medical Center. He currently serves as a director of the Ivory-Boyer Real Estate Center at the David Eccles School of Business at the University of Utah. He served as a commissioner of the Housing Authority of Salt Lake City from 1994 to 2002 including two terms as Chair. He served as a director of Advanta Bank Corp. from 2000 to 2010. In 2009, the FDIC issued an order to cease and desist and an order for restitution to Advanta. In 2010, Advanta was seized by the FDIC and liquidated. He obtained his Bachelor of Science degree in Marketing from the University of Utah in 1971. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Fairclough brings an extensive career as an executive in the commercial real estate lending industry, director of numerous boards and an extensive knowledge of local real estate development and markets to the Board.

Anthony J. Hall has served as a director of PUB and BAF since 2013 and as a director of LSB since 2000. He has served as the President and Chief Executive Officer of LSB since March 2006. He has worked at LSB for the past 41 years where he has served in almost every management capacity. He has served as a director of the Utah Bankers Association since 2011 and the Chairman of the Utah Bankers Association for the 2013-14 term. He holds a Bachelor’s degree in Accounting from Utah State University and is a graduate of the Northwest Lending School. Mr. Hall brings an extensive career in executive-level leadership and expertise in agricultural lending for over 40 years in the banking industry.

Deborah S. Bayle has served as a director of PUB and BAF since January 2014 and serves as a member of the Nominating and Governance Committee and the Audit and Compliance Committee. She recently retired as the President and CEO of United Way of Salt Lake after 16 years of service. She is currently doing consulting work with other non-profit organizations. She is active in community affairs and currently serves on the Executive Committee of Education First, the Founding Council of Prosperity 2020, as a member of the University of Utah Fine Arts Advisory Board and the Utah Golf Foundation. She is a trustee of the Mark and Kathie Miller Foundation and a member of the Board of Directors of St. Mark’s Hospital. She is a member of the Utah Women’s Forum, the International Women’s Forum, and the Women’s Leadership Council of United Way of Salt Lake. From 2003 to 2008 she served as a director of the Federal Reserve Bank of San Francisco, Salt Lake City Branch. She is an alumnus of Weber State University. Ms. Bayle brings extensive experience in executive-level leadership and innovation, and strategic business decision-making to the Board.

Other Executive Officers

Rick W. Anderson serves as Senior Vice President, Chief Operations Officer of PUB. Prior to joining PUB in 2007, he served as a director and Executive Vice President, Chief Financial Officer of Far West Bancorporation. He has been in the banking industry for over 36 years. He holds a Bachelor of Science degree in Business Management from Brigham Young University.

Dale M. Buxton has served as a Senior Vice President of PUB since November 2013. He has served as LSB’s Chief Financial Officer since 2006. He has over 24 years of banking experience with LSB and with the Federal Land Bank in California. He is a graduate of Utah State University with a Bachelor’s degree in Agricultural Economics and the Pacific Coast Banking School.

Lane E. Wilson has served as PUB’s Senior Vice President, Chief Sales Officer beginning April 2013. Previously he served as BAF’s Regional Senior Vice President, Southern Region from 2004 to 2013. He has over 30 years of banking experience, primarily in residential mortgage business, commercial real estate and construction lending. He attended Brigham Young University and is a graduate of the Graduate School of Banking at Colorado.

Composition and Classification of Our Board of Directors

There are fifteen seats on our Board of Directors, thirteen of which are currently filled. Pursuant to our Articles, our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our annual meetings of shareholders in 2017, 2015 and 2016, respectively. At each annual meeting of shareholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors serving on our Board of Directors.

Meetings of the Board of Directors and Its Committees

During 2014, our Board of Directors held 12 regular meetings and one strategic planning meeting. No current director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member.

Corporate Governance

We will continue to focus on good corporate governance practices. NASDAQ rules define who may be considered an “independent” director, require independent directors to meet periodically in executive session, and require that the responsibilities of the committees of the Board of Directors conform with the requirements of FDICIA and related rules and regulations. In addition, PUB has a Code of Ethics, which is available on our website or by contacting Wolfgang T. N. Muelleck, PUB’s Chief Financial Officer, at (801) 642-3998. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

Independence of Directors

Under the listing requirements of The NASDAQ Capital Market, a majority of our Board of Directors must be comprised of independent directors. Our Board of Directors has determined that a majority of our directors are independent as defined under NASDAQ Stock Market Rules.

Our Board of Directors conducts an annual review of director independence. During this review, our Board of Directors considers transactions and relationships during the prior year between each director or any member of his or her immediate family and PUB and its subsidiaries, affiliates and equity investors, including those reported under “Certain Relationships and Related Party Transactions” below. Our Board of Directors also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, our Board of Directors has affirmatively determined as of December 31, 2014 that the following directors are independent under NASDAQ Stock Market Rules and under PUB’s general standard of independence: Dale O. Gunther, Blaine C. Gunther, Deborah S. Bayle, Melvin L. Kirkham, R. Brent Anderson, Douglas H. Swenson and William D. Marsh. The remaining directors were determined to not be independent.

Director Qualifications

PUB’s corporate governance guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and shareholder nominees are evaluated in the same manner. Generally, the Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director. Other criteria that will be considered include expertise currently desired on our Board of Directors, geography, finance or financial service industry experience, ethical standards and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine if they meet PUB’s standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

Pursuant to our Corporate Governance Guidelines, directors of PUB may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which PUB or any of its affiliated entities has operations while serving as our director.

Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Compensation Committee, the Nominating and Governance Committee; the Audit and Compliance Committee and the Enterprise Risk Management Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. Information with respect to each of these committees is set forth below.

Compensation Committee. The Compensation Committee consists of Melvin L. Kirkham, Dale O. Gunther, Douglas H. Swenson and R. Brent Anderson, with Mr. Kirkham serving as Chairman. The Board of Directors has determined that all of the members of the Compensation Committee are independent directors as defined under NASDAQ Stock Market Rules. The Compensation Committee acts under a written charter adopted by the Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee oversees our compensation and employee benefit plans and practices, including its executive compensation plans, its incentive compensation and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s and Chief Financial Officer’s compensation and evaluates the Chief Executive Officer’s and Chief Financial Officer’s performance in light of those goals and objectives. This committee met eight times in 2014.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Dale O. Gunther, Blaine C. Gunther and Deborah S. Bayle with Dale O. Gunther serving as Chairman. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ Stock Market Rules. The Nominating and Governance Committee acts under a written charter adopted by the PUB Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance. In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. This committee met once in 2014.

Audit and Compliance Committee. The Audit and Compliance Committee of PUB consists of R. Brent Anderson, Deborah S. Bayle and Douglas H. Swenson, each of whom have been determined by the Board of Directors to be independent directors as defined under NASDAQ Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Anderson serves as Chairman of the Audit and Compliance Committee and the Board of Directors has determined that he is an “audit committee financial expert,” as defined by the rules and regulations of the SEC. For a summary of Mr. Anderson’s relevant experience, see his biography above.

The Audit and Compliance Committee acts under a written charter adopted by PUB’s Board of Directors, which charter can be obtained on our website www.peoplesutah.com. The Audit and Compliance Committee is primarily responsible for monitoring the integrity of PUB’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and public disclosure of financial information; monitoring the independence and performance of PUB’s independent registered public accountants and internal auditing department; and maintaining free and open communication between the Audit and Compliance Committee, the independent auditors, management, the internal auditing department, and the Board of Directors. It also reviews all potential affiliated transactions from outside vendors and between the affiliates to determine compliance with regulatory rules. This committee met 12 times in 2014.

Enterprise Risk Management Committee. The Enterprise Risk Management Committee consists of Wolfgang T. N. Muelleck, R. Brent Anderson and William D. Marsh, with Mr. Muelleck serving as Chairman. The committee oversees all major risk areas of PUB. The Committee acts under a written charter adopted by the PUB Board of Directors. The committee is tasked with reviewing all material risks to PUB and its subsidiary banks, Bank of American Fork and Lewiston State Bank (the “Banks”) and reviewing risk mitigation policies. This committee was established in 2014 and began meeting in 2015.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2014, our Compensation Committee consisted of Melvin L. Kirkham, Dale O. Gunther, Douglas H. Swenson and R. Brent Anderson. Except for Dale O. Gunther, none of them has at any time been an officer or associate of PUB. None of the members of our Compensation Committee has had any relationship with us of the type that is required to be disclosed as a related party transaction under Item 404 of Regulation S-K, except as otherwise disclosed in this proxy statement. In addition, none of our executive officers serves or has served as a member of our Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Communications with Directors

We have not adopted a formal process for shareholder communications with the Board of Directors. We believe it is appropriate to not have a formal process for shareholder communications with the Board of Directors, because historically we have received such shareholder communications very infrequently. Nevertheless, we have tried to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board of Directors has been good. A shareholder may submit any communication with directors to us at our corporate offices, to the attention of Richard T. Beard.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board established the Enterprise Risk Management Committee to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Enterprise Risk Management Committee seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors through the Enterprise Risk Management Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures and expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

In addition to the Enterprise Risk Management Committee, our Board of Directors relies on each of its other committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board of Directors to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. All of the board committees are required to make regular reports of its actions and any recommendations to the Board of Directors, including recommendations to assist the Board of Directors with its overall risk oversight function.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the shareholders to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the next year. A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Tanner LLC. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board or Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year we determine that such change would be in the best interest of the Company and its shareholders.

Tanner LLC audited the Company’s financial statements as of December 31, 2014 and 2013 and for the three years ended December 31, 2014. Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Tanner LLC for the audit of our annual financial statements for 2014 and 2013, and fees billed for other services rendered by Tanner LLC during those periods.

	2014	2013
Audit Fees (1)	$108,000	$97,000
Audit Related Fees (2)	11,551	7,691
Tax Fees (3)	—	—
All Other Fees	—	—

	$119,551	$104,691

(1)	Audit Fees consist of fees billed for the audit of the Company’s annual financial statements, reviews of internal controls and services in connection with the Company’s various statutory and regulatory filings.
(2)	Audit Related Fees consist of fees billed for consulting on technical accounting research and consulting related to mergers and acquisitions.
(3)	There were no fees incurred for tax services to Tanner LLC. The Company uses a third-party other than Tanner LLC for tax preparation services.

PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LLC. The Audit Committee has determined that the fees paid to Tanner LLC for services are compatible with maintaining Tanner LLC’s independence as our auditors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed with Tanner LLC the matters required to be discussed by Statements of Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Tanner LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2014 be included in our Annual Report for our fiscal year ended December 31, 2014.

Submitted by:

R. Brent Anderson, Chairman

Deborah S. Bayle

Douglas H. Swenson

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER LLC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

DIRECTOR COMPENSATION

We believe that our director compensation packages enable us to successfully recruit and retain talented directors of the caliber needed to effectively direct PUB. We also believe that director compensation should serve to solidify the alignment of the shareholders’ interests with that of our Board of Directors and relate to our success.

During 2014, our non-employee directors received a yearly retainer of $6,000 and additional fees for committees on which they serve and for those they chair. In addition, all directors received $1,400 for each meeting attended.

The following table sets forth for the year ended December 31, 2014, the compensation paid or awarded by PUB to each person who was a director on December 31, 2014.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (2)	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Paul R. Gunther (3)	$84,000	$—	$5,334	$—	$9,375	$98,709
Dale O. Gunther (4)	36,050	—	5,334	—	—	41,384
Blaine C. Gunther (5)	20,000	—	5,334	—	25	25,359
Fred W. Fairclough, Jr. (6)	31,250	10,001	—	—	7,775	49,026
Melvin L. Kirkham (7)	49,150	10,001	—	—	671	59,822
R. Brent Anderson (8)	50,950	10,001	—	—	4,581	65,532
Anthony J. Hall (9)	15,400	—	8,507	—	35,232	59,139
Douglas H. Swenson (10)	36,150	—	13,841	—	—	49,991
Deborah S. Bayle (11)	28,350	—	11,714	—	—	40,064
William D. Marsh (12)	—	—	—	—	—	—

(1)	Richard Beard, Wolfgang Muelleck and David Anderson are omitted from this table because their compensation set forth in the Summary Compensation Table following includes director compensation.
(2)	The amounts reported in this column represent the aggregate grant date fair value of the stock options or RSUs granted. For information on the valuation assumptions used in calculating these amounts, see Note 10 to our consolidated financial statements. On July 1, 2015, stock options for the purchase of 24,696 common shares and RSU’s for 1,764 common shares were granted to external members of the Board of Directors. The stock options were issued with an exercise price of $17.00 per share, had a fair value as of the date of grant of $2.46 per share and vest over one year. The RSU’s issued had a fair value of $17.00 per share and vest over one year.
(3)	Paul Gunther received a stock option grant for 3,604 common shares in July 2014 which has an exercise price of $11.10 per share, vests on July 1, 2015, and which is the total of his option awards outstanding at December 31, 2014. He had aggregate deferred compensation of director’s fees of $72,000 as of December 31, 2014, which were deferred from 2011 through 2013. Other compensation includes a health benefit paid by PUB. On July 1 2015, Paul Gunther received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.
(4)	Dale Gunther received a stock option grant for 3,604 common shares in July 2014 which has an exercise price of $11.10 per share, vests on July 1 2015, and which is the total of his option awards outstanding at December 31, 2014. On July 1 2015, Dale Gunther received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.
(5)	Blaine Gunther received a stock option grant for 3,604 common shares in July 2014 which has an exercise price of $11.10 per share, vests on July 1, 2015, and which is the total of his option awards outstanding at December 31, 2014. On July 1 2015, Blaine Gunther received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.
(6)	Fred Fairclough received RSUs for 901 common shares in July 2014 which vested and the underlying common shares were issued on July 1, 2015. As of December 31, 2014, Fred Fairclough held option awards for 44,000 common shares and stock awards for 901 common shares. All other compensation includes a health benefit paid by PUB. On July 1 2015, Fred Fairclough received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.
(7)	Melvin Kirkham received RSUs for 901 common shares in July 2014 which vested and the underlying common shares were issued on July 1, 2015, and which is the total of his stock awards outstanding at December 31, 2014. All other compensation includes a health benefit paid by PUB. On July 1 2015, Melvin Kirkham received RSU’s for 588 common shares with terms as outlined in footnote 2 above.
(8)	Brent Anderson received RSUs for 901 common shares in July 2014 which vested and the underlying common shares were issued on July 1, 2015. As of December 31, 2014, Brent Anderson held option awards for 44,000 common shares and stock awards for 901 common shares. All other compensation includes a health benefit paid by PUB. On July 1 2015, Brent Anderson received RSU’s for 588 common shares with terms as outlined in footnote 2 above.
(9)	Anthony Hall received a stock option grant for 5,867 common shares in July 2014 which has an exercise price of $11.10 per share, vests on July 1, 2015, and which is the total of his option awards outstanding at December 31, 2014. Other compensation includes $7,775 for a car allowance, health benefits of $10,662, and $16,800 as a benefit for his SERP Plan. Under the Plan, Anthony Hall will receive upon retirement, monthly payments, for 15 years based on 25% of his salary over the last full calendar year immediately preceding retirement. Such amounts are received as President of LSB and not as a director.
(10)	Douglas Swenson received stock option grants for 5,867 and 3,604 common shares in July 2014 which have an exercise price of $11.10 per share. Options for 5,867 common shares were immediately vested and options for 3,604 common shares vests on July 1, 2015. As of December 31, 2014, Douglas Swenson held option awards for 3,604 common shares. On July 1 2015, Douglas Swenson received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.
(11)	Deborah Bayle received stock option grants for 4,400 and 3,604 common shares in July 2014 which have an exercise price of $11.10 per share. Options for 4,400 common shares were immediately vested and options for 3,604 common shares vests on July 1 2015. As of December 31, 2014, Deborah Bayle held option awards for 8,004 common shares. On July 1 2015, Deborah Bayle received RSU’s for 588 common shares with terms as outlined in footnote 2 above.
(12)	William Marsh did not join the Board of Directors until April 2015 and thus had no compensation in 2014. On July 1 2015, William Marsh received a stock option for the purchase of 4,166 common shares with terms as outlined in footnote 2 above.

Deferred Compensation Plan

In 2012, we adopted a deferred compensation plan for our directors. Under the Plan, directors can make an irrevocable election to defer up to 100% of their director fees in any given year. These deferred fees are fully vested and nonforfeitable, and such fees will be paid to the director upon the conclusion of the director’s service on the board. As of December 31, 2014, the aggregate amount of deferred director compensation was $72,000. Subsequent to December 31, 2014, directors have elected to defer $53,000 of compensation in 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation of our named executive officers.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary (1)	Stock and Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard T. Beard,	2014	$367,000	$—	$160,000	$52,444	$579,444
Director, President & Chief Executive Officer	2013	331,000	—	153,000	51,628	535,628
Wolfgang T. N. Muelleck,	2014	239,700	—	118,000	47,510	405,210
Director and Executive Vice President, Chief Financial Officer	2013	215,700	—	107,850	42,028	365,578
David G. Anderson,	2014	163,000	—	82,000	41,871	286,871
Director and Senior Vice President, Chief Credit Officer	2013	155,333	—	80,000	35,163	270,497

(1)	The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to employee 401(k) and profit sharing plans.
(2)	Options or RSUs were issued from the 2014 Plan in January 2015. Options issued had an exercise price of $12.10 per share, vest over three years and had a fair value as of the date of grant of $2.89 per share. RSUs issued have a fair value as of the date of grant of $12.10 per share and vest over three years. Richard Beard received options to purchase 57,121 common shares, Wolfgang Muelleck received options to purchase 31,090 common shares, and David Anderson received RSUs for 4,041 shares.
(3)	Non-equity incentive plan compensation includes cash awards granted at the discretion of the Board of Directors for achieving certain performance-based criteria.
(4)	The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, that are generally available to salaried associates and do not discriminate in scope, terms and operation. The figure shown for each named executive officer also includes employer 401(k) contributions, profit sharing, and director fees. Director fees in 2014 for employee directors were $16,800 for each of Richard Beard and David Anderson and $22,800 for Wolfgang Muelleck.

Employment Agreements

We have entered into employment agreements with Richard T. Beard and Wolfgang T. N. Muelleck, which are described below. We have not entered into an employment agreement with David G. Anderson.

Richard T. Beard

We originally entered into an employment agreement with Mr. Beard, our Chief Executive Officer, in 2004. We entered into a new employment agreement on January 1, 2015 in order to secure his service as Chief Executive Officer and President of PUB and BAF. This employment agreement terminates December 31, 2017 and will automatically renew if not terminated by either party. For 2015, the Board set the minimum annual salary of Mr. Beard at $374,340 which is adjusted annually. The employment agreements provide for participation in a bonus based primarily on performance criteria, which for 2014 was $160,000 or 43.6% of salary. The bonus is set by the Compensation Committee. In addition, his compensation includes 100% of all medical and dental insurance premiums for himself, his spouse and his children under age 26. In addition, Mr. Beard receives the matching 401(k) grants from us as well as his share of any profit-sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. However, termination following a change in control of PUB would subject us to liability for severance benefits. In the event of a termination following a change in control, Mr. Beard would be entitled to the payment of one year of his then-current base salary and annual bonus that is at least 20% of his then-current base salary and continuation of the medical, dental, life and disability insurance premiums for such period. These same severance benefits would be payable to Mr. Beard if he is involuntarily terminated without cause. A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Wolfgang T. N. Muelleck

We entered into an employment agreement with Mr. Muelleck, our Chief Financial Officer, in 2014, in order to secure his service as Chief Financial Officer of PUB and BAF. The employment agreement terminates December 31, 2016 and will automatically renew if not terminated by either party. For 2015, the Board set the annual salary of Mr. Muelleck at $244,494 which is adjusted annually. The employment agreement provide for participation in a bonus based primarily on performance criteria, which for 2014 was $118,000 or 49.2% of salary. The bonus is set by the Compensation Committee. In addition, Mr. Muelleck receives the matching 401(k) grants from us as well as his share of any profit sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. However, termination following a change in control of PUB would subject us to liability for severance benefits. In the event of a termination following a change in control, Mr. Muelleck would be entitled to the payment of one year of his then-current base salary and annual bonus that is at least 20% of his then-current base salary and continuation of the medical, dental, life and disability insurance premiums for such period. These same severance benefits would be payable to Mr. Muelleck if he is involuntarily terminated without cause. A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Share Awards and Share Option Grants Outstanding

The following tables set forth information regarding share options and similar equity compensation grants outstanding as of December 31, 2014, whether granted in 2014 or earlier, including awards that have been transferred other than for value.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2014

	Option Awards				Share Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not vested (1)	Market value of shares of units of stock that have not vested(1)
Richard T. Beard	88,000	—	$4.85	01/01/2020	—	—
Wolfgang T. N. Muelleck	58,432	—	4.85	01/01/2020	—	—
	22,308	—	4.85	02/23/2018	—	—
David G. Anderson	39,600	—	4.85	01/01/2020	—	—

(1)	Options or RSUs were issued from the 2014 Plan in January 2015. Options issued had an exercise price of $12.10 per share, vest over three years and had a fair value as of the date of grant of $2.89 per share. RSUs issued have a fair value as of the date of grant of $12.10 per share and vest over three years. Richard Beard received options to purchase 57,121 common shares, Wolfgang Muelleck received options to purchase 31,090 common shares, and David Anderson received RSUs for 4,041 shares.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common shares as of June 30, 2015 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding common shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of June 30, 2015. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 17,452,101 common shares outstanding.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o People’s Utah Bancorp, 1 East Main Street, American Fork, UT 84003.

	Common Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
David G. Anderson (1)	1,226,464	7.03%
Paul R. Gunther (2)	867,148	4.97%
Blaine C. Gunther (3)	862,008	4.94%
Dale O. Gunther (4)	635,300	3.64%
Fred W. Fairclough, Jr. (5)	420,985	2.41%
Richard T. Beard (6)	288,000	1.65%
Wolfgang T. N. Muelleck (7)	158,200	*
Dale M. Buxton (8)	119,024	*
R. Brent Anderson (9)	66,725	*
Melvin L. Kirkham (10)	45,901	*
Rick W. Anderson (11)	44,000	*
Lane E. Wilson (12)	40,766	*
Anthony J. Hall (13)	33,502	*
Douglas H. Swenson (14)	28,430	*
Deborah S. Bayle (15)	9,504	*
William D. Marsh (16)	500	*
All Named Executive Officers and Directors as a Group (16 Persons)	4,846,457	27.77%

*	Represents beneficial ownership of less than 1%.
(1)	David Anderson’s ownership includes, (i) 324,816 common shares held by Davemar Holding, LLC in which David Anderson is the managing member; (ii) 862,048 common shares held by Glenmaur Investments, Ltd. in which David Anderson is the general partner; and (iii) 39,600 common shares that may be acquired within 60 days by exercising stock options.
(2)	Paul Gunther’s ownership includes, (i) 863,544 common shares beneficially held by Paul Gunther that are held by The Paul Gunther Family LLC in which Paul Gunther is a manager and exercises shared voting power and sole investment power; (ii) 3,604 common shares that may be acquired within 60 days by exercising stock options. The address of The Paul Gunther Family LLC is 33 East Main Street, American Fork, UT 84003.
(3)	Blaine Gunther’s ownership includes, (i) 792,088 common shares held by Blaine Gunther Investments LC in which Blaine Gunther is the manager; (ii) 41,316 common shares held by The Gunther Family Trust in which Blaine Gunther is the trustee; (iii) 25,000 common shares held directly; and (iv) 3,604 common shares that may be acquired within 60 days by exercising stock options.
(4)	Dale Gunther’s ownership includes, (i)100,000 common shares held by Dale Gunther personally; (ii) 531,696 common shares held by DRG Partners Ltd. in which Dale Gunther is a managing partner; and (iii) 3,604 common shares that may be acquired within 60 days by exercising stock options.
(5)	Fred Fairclough’s ownership includes, (i) 44,660 common shares owned directly; (ii) 45,424 common shares held by FF Leasing, Ltd. in which Fred Fairclough is the general partner; (iii) 286,000 common shares owned by Christine Fairclough, the spouse of Fred Fairclough, and (iv) 44,000 and 901 common shares that may be acquired within 60 days by exercising stock options and vesting of RSUs, respectively. The address of FF Leasing, Ltd. is 2552 Maywood Drive, Salt Lake City, UT 84109. Fred Fairclough disclaims beneficial ownership of all shares owned by Christine Fairclough.

(6)	Richard Beard’s ownership includes, (i) 75,680 common shares held by National Financial Services, LLC for the benefit of Richard T Beard IRA; (ii) 124,320 common shares held by The Richard T Beard Trust for which Richard Beard serves as trustee; and (iii) 88,000 common shares that may be acquired within 60 days by exercising stock options.
(7)	Wolfgang Muelleck’s ownership includes, (i) 77,460 common shares held by The Muelleck Family Trust for which Wolfgang Muelleck serves as a trustee and shares voting power; and (ii) 80,740 common shares that may be acquired within 60 days by exercising stock options.
(8)	Dale Buxton’s ownership includes, (i) 19,040 common shares held by the Dale M. Buxton Revocable Trust, for which Dale Buxton has shared voting power; (ii) 45,859 common shares held by Helen Buxton Revocable Trust for which Dale Buxton is a successor trustee; (iii) 53,125 common shares held by the Verl M. Buxton Revocable Trust for which Dale Buxton has shared voting power; and (iv) 1,000 common shares held directly.
(9)	Brent Anderson’s ownership includes, (i) 21,824 common shares held by the Camille Anderson Trust for which Brent Anderson is a trustee; and (ii) 44,000 and 901 common shares that may be acquired within 60 days by exercising stock options and vesting of RSUs, respectively.
(10)	Melvin Kirkham’s ownership includes, (i) 44,000 common shares held by M&L Kirkham Trust for which Melvin Kirkham serves as trustee; (ii) 1,000 common shares held directly; and (iii) 901 shares of RSUs scheduled to vest within 60 days.
(11)	Rick Anderson’s ownership is comprised of 44,000 common shares that may be acquired within 60 days by exercising stock options.
(12)	Lane Wilson’s ownership includes, (i) 30,866 shares held in a joint account with his spouse, (ii) 1,100 shares held in an IRA owned by Janene Wilson, the spouse of Lane Wilson; and (iii) 8,800 common shares that may be acquired within 60 days by exercising stock options. Lane Wilson disclaims beneficial ownership of all shares owned by Janene Wilson.
(13)	Anthony Hall’s ownership includes, (i) 27,135 common shares are held in joint tenancy with his spouse; (ii) 500 common shares held directly; and (iii) 5,867 common shares that may be acquired within 60 days by exercising stock options.
(14)	Douglas Swenson’s ownership includes, (i) 10,826 common shares held by The Douglas and Laraine Swenson Trust for which Douglas Swenson is a trustee; (ii) 14,000 common shares held directly; and (iii) 3,604 common shares that may be acquired within 60 days by exercising stock options.
(15)	Deborah Bayle’s ownership includes, (i) 1,500 common shares held directly; and (ii) 8,004 common shares that may be acquired within 60 days by exercising stock options.
(16)	William Marsh ownership includes 500 common shares held directly.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, we were a participant in certain transactions and relationships with related persons as more fully described below.

Loans to Officers, Directors and Affiliates

PUB does not make loans to insiders. From time to time, the Banks make loans to officers, directors and associates on terms permitted under Regulation O. We believe the Banks are in compliance with Regulation O and therefore, we believe we are in compliance with the Sarbanes-Oxley Act of 2002. All loans by the Banks to officers, directors or associates are made in the ordinary course of business, are of a type generally made available to the public and are on market terms no more favorable than those offered to persons not related to the Banks, except for the waiver of certain loan fees and a minor reduction in certain loan interest rates as part of a benefit program as allowed by Regulation O. This benefit is widely available to all of our officers, directors or associates of the Banks and PUB and does not give preference to any insider over the other employees. All loans to our officers and directors, and the officers and directors of the Banks, are subject to prior approval by our Audit and Compliance Committee. As of December 31, 2014, we had available lines of credit for loans and credit cards to insiders of $782,000 and loans outstanding to insiders of $688,000. As of December 31, 2014, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. All such loans are currently in good standing and are being paid in accordance with their terms.

Indemnification of Officers and Directors

Pursuant to our bylaws, we will, to the fullest extent permitted by the Utah Revised Business Corporation Act, or the Utah Statute, indemnify our directors and officers with respect to expenses, settlements, judgments and fines in suits (including actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action) in which such person was made a party by reason of the fact that he or she is or was a director or officer, or being or having been such a director or officer, such person was serving as a director, officer, associate or other agent (i) for an enterprise of which we hold the majority of shares entitled to vote in the election of its directors (such as BAF), or (ii) at our request, for another enterprise. No such indemnification may be given if the acts or omissions of the person are finally adjudged to be intentional misconduct or a knowing violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

We have entered into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees incurred by an executive officer or director in any action or proceeding arising out of their services as one of our executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Other Related Party Transactions

Philip Gunther is the son of Dale O. Gunther and is the Chief Credit Administration Officer of BAF. Philip Gunther received $152,300, $138,384 and $118,500 for his services in 2014, 2013, and 2012, respectively. Philip Gunther is not an executive officer of PUB.

Robert Chatfield is the brother-in-law of Paul R. Gunther and served as our Chief Credit Officer until April 2013. Robert Chatfield received $65,168 and $229,271 for his services in 2013 and 2012, respectively. Robert Chatfield is no longer an executive officer of PUB.

Judd Kirkham is the son of Melvin L. Kirkham and is employed by BAF as the Commercial Loan Department Manager at BAF. Judd Kirkham received $176,062 and $57,958 for his services in 2014 and 2013, respectively, as well as a grant of 13,200 common shares in 2013. Judd Kirkham is not an executive officer of PUB.

With respect to these transactions, we have followed the procedures outlined below. In particular, decisions regarding compensation and equity grants were made only by disinterested persons.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Banks or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA, and Regulation W (which govern certain transactions between the Banks and their affiliates) and Regulation O (which governs certain loans by the us and the Banks to its executive officers, directors, and principal shareholders). We and the Banks have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

Our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. It is our policy that either the Audit and Compliance Committee or the independent directors of our Board of Directors acting, in executive session, review and approve all related party transactions, including any loans to our officers, directors and principal shareholders, as well as their immediate family members and affiliates, for potential conflicts of interest. The Audit and Compliance Committee, or the independent directors of the Board of Directors, will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to us and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Audit and Compliance Committee, or the independent directors of the Board of Directors, deem relevant. If the conflict of interest relates to any member of the Audit and Compliance Committee or any independent director of the Board of Directors, the conflicted person recuses himself or herself from all discussions relating to the conflict of interest. The Chief Executive Officer, or a senior officer designated by the Chief Executive Officer, will resolve any conflict of interest issue involving any other associate.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2016 annual meeting of shareholders. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 9, 2015, which is 120 calendar days prior to the anticipated date of our 2016 annual meeting of shareholders which will be held on or about May 18, 2016, although this date has not yet been formally declared. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Amended and Restated Bylaws provided that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

It is recommended that shareholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The chairman of the annual meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Amended and Restated Bylaws and conditions established by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

The Company was not required to comply with Section 16(a) of the Exchange Act as of December 31, 2014. Therefore, no report can be given as to compliance with Section 16(a).

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

This report is available free of charge on our internet website, www.peoplesutah.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Annual Report.

PEOPLE’S UTAH BANCORP ANNUAL MEETING OF PEOPLE’S UTAH BANCORP Date: September 16, 2015 Time: 8:00 A.M. (MDT) Place: 31 North Church Street, American Fork, Utah Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1 and 2. 1: Election of Class II Directors Recommend Directors For Withhold 01 Paul R. Gunther For 02 Melvin L. Kirkham For 03 R. Brent Anderson For 04 Douglas H. Swenson For 05 William D. Marsh For For Against Abstain 2: To as the ratify Company’s the selection Independent of Tanner Registered LLC For Public ending Accounting December 31, Firm 2015. for the fiscal year 3: To which consider may properly and act upon come any before other the matters meeting or any adjournment thereof. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. PEOPLE’S UTAH BANCORP Annual Meeting of People’s Utah Bancorp to be held on Wednesday, September 16, 2015 for Shareholders as of July 29, 2015 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call www. Go To proxypush.com/pub 866-221-8481 • Use any touch-tone telephone. • Cast your vote online. OR • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Richard T. Beard and Randall D Benson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the common shares of People’s Utah Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. All votes must be received by 5:00 P.M., Eastern Time, September 15, 2015. PROXY TABULATOR FOR PEOPLE’S UTAH BANCORP P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — People’s Utah Bancorp Annual Meeting of Shareholders September 16, 2015, 8:00 A.M. Mountain Daylight Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Richard T. Beard and Randall D Benson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of People’s Utah Bancorp, a Utah corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the 31 North Church Street, American Fork, Utah, on Wednesday, September 16, 2015 at 8:00 A.M. (MDT) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Proposal 1 - Election of Class II Directors; 2. Proposal 2 - Ratify the Selection of Tanner LLC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2015; and 3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The five directors up for re-election are: Paul R. Gunther, Melvin L. Kirkham, R. Brent Anderson, Douglas H. Swenson, and William D. Marsh. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.